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SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Rotonics Manufacturing Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROTONICS MANUFACTURING INC.

Notice of Annual Meeting of Stockholders to be held December 3, 2001

    The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the "Company") will be held on December 3, 2001 at 1:30 p.m. local time at The Sheraton Los Angeles Harbor, 601 South Palos Verdes Street, San Pedro, California 90731, for the purpose of considering and voting on the following matters:

      1.  Election of Directors.

      2.  Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending June 30, 2002.

      3.  Such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on October 12, 2001 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ E. PAUL TONKOVICH E. Paul Tonkovich Secretary

Gardena, California October 24, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE READ THE ENCLOSED PROXY STATEMENT
AND SIGN AND RETURN THE ENCLOSED PROXY CARD
AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE.

ROTONICS MANUFACTURING INC.
17022 South Figueroa Street
Gardena, California 90248
(310) 538-4932

PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the "Company") of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held December 3, 2001 at 1:30 p.m. local time at The Sheraton Los Angeles Harbor, 601 South Palos Verdes Street, San Pedro, California 90731, or any adjournments thereof. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 24, 2001.

    Only stockholders of record at the close of business on the record date, October 12, 2001, are entitled to vote at the meeting. On that date there were outstanding and entitled to vote 12,788,431 shares of Common Stock ($.01 par value) of the Company. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by plurality of votes cast and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not. Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

    If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted for such matter. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

    Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

    The following table and the footnotes thereto set forth, as of October 1, 2001, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Sherman McKinniss	5,368,721	(2)	41.9
Marc L. Berman	150,399	(8)	1.2
Larry DeDonato	143,332	(3)	1.1
David C. Polite	37,222		*
Larry L. Snyder	115,000	(5)	*
E. Paul Tonkovich	103,655	(4)	*
Robert E. Gawlik	180,000	(6)	1.4
Douglas W. Russell	89,664	(7)	*
All directors and all executive officers of the Company as a group (8 individuals)	6,187,993 (3)(4)(5)(6)(7)	(2) (8)	48.3
Jules Sandford—Nominee for Director	10,000	(9)	*
Linn Derickson	1,020,437	(10)	8.0

*
Less than 1%.

(1)
Unless otherwise indicated, shares are held with sole voting and investment power.

(2)
Consisting of: (i) 5,026,721 shares of Common Stock held by Mr. McKinniss jointly with his spouse; and (ii) 342,000 shares of Common Stock held by a pension plan for the benefit of Mr. McKinniss.

(3)
Consisting of: (i) 118,333 shares of Common Stock held by Mr. DeDonato jointly with his spouse; (ii) 3,333 shares of Common Stock held by a pension plan for the benefit of Mr. DeDonato; (iii) 6,666 shares of Common Stock held by the minor child of Mr. DeDonato; and (iv) 15,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(4)
Consisting of: (i) 88,655 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which Mr. Tonkovich is a beneficiary; and (ii) 15,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(5)
Consisting of: (i) 100,000 shares of Common Stock held by Mr. Snyder jointly with his spouse; and (ii) 15,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(6)
Consisting of: (i) 50,000 shares of Common Stock held by Mr. Gawlik jointly with his spouse; (ii) 50,000 shares of Common Stock held by a pension plan for the benefit of Mr. Gawlik; and (iii) 80,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(7)
Consisting of: (i) 50,664 shares of Common Stock held by Mr. Russell jointly with his spouse; and (ii) 39,000 shares of Common Stock held by the minor children of Mr. Russell.

(8)
Consisting of: (i) 113,066 shares of Common Stock held by Mr. Berman jointly with his spouse; (ii) 22,333 shares of Common Stock held by a pension plan for the benefit of Mr. Berman; and (iii) 15,000 shares of Common Stock issuable on the exercise of currently exercisable stock options.

(9)
Consisting of: 10,000 shares of Common Stock held by Mr. Sandford jointly with his spouse.

(10)
Consisting of: 1,020,437 shares of Common Stock held by Mr. Derickson jointly with his spouse. Mr. Derickson's address is 1305 West Brooks Street, Ontario, California 91761.

PROPOSAL 1—ELECTION OF DIRECTORS

    A board of eight (8) directors is to be elected to serve until the next Annual Meeting of Stockholders. Sherman McKinniss, Marc L. Berman, Larry DeDonato, David C. Polite, Larry L. Snyder, E. Paul Tonkovich, Robert E. Gawlik and Jules Sandford have been nominated for election as directors of the Company at the Annual Meeting. All of the nominees for director except for Mr. Gawlik and Mr. Sandford, currently serve on the Board of Directors. Messrs. McKinniss and Tonkovich were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago ("RMIC"). Mr. Polite was elected to the Board at the 1993 Annual Meeting of Stockholders. Mr. DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders. Mr. Snyder was elected to the Board at the 1997 Annual Meeting of Stockholders. Mr. Berman was elected to the Board at the 1999 Annual Meeting of Stockholders.

    It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the eight nominees. In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.

Information Concerning the Board of Directors

    Information regarding each of the eight (8) nominees is set forth below. The descriptions of the business experience of these individuals include all principal positions held by them from 1995 to the date of this Proxy Statement.

    Sherman McKinniss (age 65) has served as President and Chief Executive Officer of the Company since August 1991 and as Chairman of the Board since December 1994. Prior to that, Mr. McKinniss had been President, a director and one of the owners of RMIC. Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. ("RMI") which he sold to the Company in 1986. Mr. McKinniss has served on the Board of Directors of Atlantic Mecco Inc., a marina dock building company, since 1993 and is also a past director, President and charter member of the Association of Rotational Molders.

    Marc L. Berman (age 56) has been a partner at Berman Cohn, an investment banking, merger & acquisition firm, since 1993. Mr. Berman is also a member of the Association of Corporate Growth.

    Larry M. DeDonato (age 47) has owned and operated an optometry practice in central California since before 1989. In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986. Mr. DeDonato is the son-in-law of Mr. McKinniss.

    David C. Polite (age 46) has been a practicing attorney in the Portland, Oregon area since the fall of 1991. In December 1988, he cofounded Seaboard Investors, an investment group, and serves as its Vice President. Prior to that time, he served as Special Counsel for Corporate Development to Essex Chemical Corporation from before 1988, and from December 1982 through June 1986, he served as Staff Attorney for the United States Securities and Exchange Commission.

    Larry L. Snyder (age 63) has served as Chairman of the Board since 1995 for Nebraska GPS which provides differential GPS signal for agricultural use. Prior to that, Mr. Snyder served as President of Snyder Industries Inc., a fiberglass and rotational molding company, from 1962 until 1991. Mr. Snyder serves as a Board of Trustee for Nebraska Wesleyan University and is a past President and a charter member of the Association of Rotational Molders. Mr. Snyder also operates a substantial precision farming and cattle operation in central Nebraska.

    E. Paul Tonkovich (age 63) has served as Secretary of the Company since August 1991. He has been a practicing attorney since January 1966. He was legal counsel to RMIC and to Mr. McKinniss and is now legal counsel for the Company.

    Robert E. Gawlik (age 53) has served as Vice-President and Chief Operating Officer since August 1998. Prior to that, he served as General Manager for Bonar Plastic's Oregon facility from 1991-1998 and Executive Vice-President of Encore Industries from 1986-1989, and later as President of Encore Group from 1989-1991.

    Jules Sandford (age 73) has been a practicing attorney in California since 1961 with the firm Patten, Faith & Sandford. For ten years prior to becoming an attorney, Mr. Sandford was a licensed real estate broker with his own company. As an attorney, Mr. Sandford represents financial institutions, real estate companies, automobile dealerships and other businesses providing legal services for business formation, purchase, sale and leases, and litigation. Since 1986, Mr. Sandford has also served as the Chairman of the Board of Orioxi International Corporation, an import/export business with factories in China and El Salvador, of which he owns a 50% equity interest.

Board of Directors and Committees of the Board

    The Board of Directors held four meetings during fiscal year 2001. Each director attended at least 75% of the meetings of the Board of Directors and each committee on which he served.

    The Board has an Audit Committee, comprised in fiscal year 2001 of Mr. DeDonato, Mr. Polite, Mr. Snyder and Mr. Berman. The functions of the Audit Committee are to approve of the engagement of the Company's independent accountants and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. During fiscal year 2001, the Audit Committee held four meetings.

    The Board also has a Nominating Committee, comprised in fiscal 2001 of Mr. McKinniss and Mr. Berman. The function of the Nominating Committee is to nominate candidates for election to the Board of Directors of the Company at its next annual stockholders meeting(s). During fiscal year 2001, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by Stockholders. The names of such nominees should be forwarded to the Secretary of the Company at the address appearing on the first page of this Proxy Statement, who will submit such names to the Nominating Committee.

Executive Officers

    The present executive officers of the Company are Sherman McKinniss, Chairman of the Board, President and Chief Executive Officer; Robert E. Gawlik, Executive Vice President and Chief Operating Officer; E. Paul Tonkovich, Secretary; and Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary. Mr. Russell has been employed by the Company since May 1991. Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987. Mr. Russell is the son-in-law of Mr. McKinniss.

Compensation of Executive Officers

    The following table discloses compensation received in the three fiscal years ended June 30, 2001, by the Company's Chief Executive Officer, and each of the other most highly compensated executive officers of the company.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION						LONG TERM COMPENSATION AWARDS OPTIONS
		Salary		Bonus(1)		Other Annual Compensation(2)		Options
Sherman McKinniss President and CEO	2001 2000 1999	$ $ $	380,950 383,116 369,324	$ $ $	70,808 40,465 19,629	$ $ $	10,338 8,354 6,722	— — —
Robert E. Gawlik Vice President and COO	2001 2000 1999	$ $ $	164,863 165,665 141,533	$ $	47,205 40,465 —	$ $	4,900 4,900 —	40,000 40,000 100,000
Douglas W. Russell Treasurer, CFO and Assistant Secretary	2001 2000 1999	$ $ $	132,015 131,060 126,380	$ $ $	21,603 22,233 8,243	$ $ $	1,163 2,117 954	— — 5,000

(1)
Bonus amounts paid each year are based on preceding fiscal year's results The amount paid to Mr. McKinniss in fiscal 2001 includes a cash bonus payment in lieu of stock options granted to other directors.

(2)
Consists of the annual premium on a term life insurance policy covering the named executives, as to which they are the named insured and beneficiary. The Company is obligated to pay these premiums pursuant to the executives' respective employment agreement.

Options/Executive Officers

    The following table shows the options granted to the named executive officers during fiscal 2001 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the Company's Common Stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

    The options described in this table have exercise prices equal to the current market value of a share of the Company's Common Stock on the date they were granted. Unless the Company's stock price appreciates and the recipient continues to be employed until the options vest, the options will have no value.

Options Granted In Last Fiscal Year

	Individual Grants
					Potential realizable value at assumed annual rate of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year
Name	Options Granted(1)		Exercise or Base Price $/sh	Expiration Date
					5%	10%
Robert E. Gawlik	40,000	100%	$1.1875	08/03/03	$7,487	$15,723

(1)
All options were granted at the current market price on the date of grant. Options vest as follows: 100% on the date of grant.

Aggregated Options Exercises and Option Values Table

    The following table shows information concerning the exercise of stock options by each of the named executive officers during fiscal 2001, and the value of all remaining exercisable and unexercisable options at June 30, 2001, on a pre-tax basis.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options at 6/30/01			Value of Unexercised In-the-Money Options 6/30/00(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable/Unexercisable			Exercisable/Unexercisable
Robert E. Gawlik	—	$—	180,000	(2)	—	$92,000	$—
Douglas W. Russell	—	$—	5,000		—	$4,600	$—

(1)
Based on the closing price of the Company's Common Stock as reported on AMEX on June 29, 2001 of $.92.

(2)
Of the 180,000 unexercised options at June 30, 2001; (i) 50,000 options were exercised and (ii) 50,000 options expired in August 2001.

Report of the Board/Executive Compensation

    Executive Officers.  The annual compensation of the Company's executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors. The salary recommendations are based on the President's perspective of the value of that position at the Company, the executive's individual performance, the Company performance and compensation for similar positions at other companies within the industry. The Company believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors. The Company's executive compensation generally consists of a base salary and a cash bonus. Executive compensation paid to Mr. Gawlik and Mr. Russell, consisting of a base salary and a cash bonus, is determined under the guidelines of their respective employment agreements (see "Employment Agreements"). The employment agreements establish a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. Gawlik's and Mr. Russell's respective performance and contribution using the same process and philosophy as indicated above. The cash bonus paid to each of Messrs. Gawlik and Russell during fiscal 2001 were approved by the Board of Directors in accordance with the terms outline in his employment agreement.

    The Board of Directors may also issue stock options pursuant to the Company's Stock Option Plan as additional long-term incentive compensation to its key executives.

    Chief Executive Officer.  The Company's Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, Chairman, President and CEO, and the employment contract with him (see "Employment Agreements"). The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve of a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. McKinniss' performance and contribution using a similar process and philosophy as that employed for other executive officers. The Board of Directors assess Mr. McKinniss' leadership, performance and contributions towards achieving the Company's long-term strategic and financial objectives. There is no specific formula employed between the Company's stated goals and performance and the Board's determination; instead the Board's judgment and discretion is used in determining the base salary. The cash bonus paid to Mr. McKinniss during fiscal 2001 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement. In addition, in lieu of stock options granted to other Directors in fiscal 2001, Mr. McKinniss received a cash bonus in the amount of $23,603.

THE BOARD OF DIRECTORS

Sherman McKinniss	David C. Polite
Larry DeDonato	E. Paul Tonkovich
Larry L. Snyder	Marc L. Berman

Compensation Committee—Interlocks and Insider Participation

    As described above, the Company's compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company's Chief Executive Officer, for other executive officers. Mr. McKinniss does not participate in discussions regarding his own compensation.

Certain Transactions

    During the fiscal year ended June 30, 2001, the Company incurred legal fees and costs amounting to $42,500 for services performed by E. Paul Tonkovich Professional Corporation, of which E. Paul Tonkovich, the Secretary and a director of the Company, is an employee.

    As a result of the Rotocast International, Inc. ("Rotocast") merger in March 1998, the Company now leases several of its manufacturing facilities from GSC Industries (former parent company of Rotocast). Mr. Grossman, formerly a director of the Company, has a controlling ownership interest in GSC Industries. In fiscal 2001, the Company paid rent on these facilities amounting to $497,500.

Employment Agreements

    The Company has entered into an employment contract with Mr. McKinniss which expires August 12, 2002. This agreement is subject to an automatic annual extension for one additional year unless 90 days prior to its anniversary a written notice is served by either party to terminate the agreement. The agreement provides for a minimum annual base salary of $200,000 and is increased on each anniversary of the agreement (August 12) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective August 12, 2001, the annual salary for Mr. McKinniss was increased to $385,632 which is still net of the 5% Company wide salary reduction implemented in fiscal 2001. See "Report of the Board/Executive Compensation". In addition to Mr. McKinniss' base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outline in the agreement. If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive termination payments equal to the continuance of his current base salary for a period of twelve (12) months from termination.

    The Company has entered into an employment agreement with Mr. Gawlik which expires August 3, 2002. This agreement is subject to an automatic annual extension for one additional year unless 120 days prior to its anniversary a written notice is served by either party to terminate the agreement. The agreement provides for a minimum annual base salary of $160,000 and is increased on each anniversary of the agreement (August 3) by an amount at least equal to the annual percentage in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may in its discretion, increase the base salary by a greater amount. Effective August 5, 2001, the annual salary to Mr. Gawlik was increased to $175,469. See "Report of the Board Executive Compensation". In addition to Mr. Gawlik's base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th, and was also granted options to acquire 100,000 shares of the Company's Common Stock effective August 3, 1998 and an additional 40,000 options granted on August 3, 1999 and August 3, 2000, respectively. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outlined in the agreement. If the Company terminates the employment of Mr. Gawlik for reasons other than cause, disability or death, Mr. Gawlik will be entitled to receive as a termination payment, his current salary for a period of twelve (12) to twenty-four (24) months from termination depending on certain circumstances.

    The Company has entered into an employment agreement with Mr. Russell which expires August 31, 2002. This agreement is subject to an automatic annual extension for one additional year unless 90 days prior to its anniversary a written notice is served by either party to terminate the agreement. The agreement provides for a minimum annual base salary of $90,000 and is increased on each anniversary of the agreement (September 1) by an amount at least equal to the annual percentage in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective September 2, 2001, the annual salary to Mr. Russell was increased to $141,211. See "Report of the Board/Executive Compensation". In addition to Mr. Russell's base salary, under the agreement he is to be paid an annual bonus equal to one-half of one percent (.5%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause, disability or death, Mr. Russell will be entitled to receive as a termination payment, his current salary for a period of twelve (12) months from termination.

Compensation of Directors

    During the fiscal year ended June 30, 2001, directors (other than those who were employees of the Company) were paid $1,000 for each meeting of the Board they attended. All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred, unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation. The Company incurred directors fees totaling $21,500 in fiscal year 2001. In addition, each Director other than Mr. McKinniss, were granted a three year stock option to acquire 15,000 shares of the Company's Common Stock at an exercise price of $1.125 per share. Directors who are employees of the Company have not been separately compensated for their services as directors.

Audit Committee Report1

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    In this context, the Audit Committee has met and held discussions with management and Arthur Andersen LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    In addition, the Audit Committee has discussed with Arthur Andersen LLP the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have approved the selection of the Company's independent auditors.

AUDIT COMMITTEE

Larry M. DeDonato	David C. Polite
Larry L. Snyder	Marc L. Berman

Audit Fees

    The estimated aggregate fees for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the reviews of the financial statements included in the Company's Form 10-Qs for such fiscal year were approximately $90,000.00.

Financial Information Systems Design and Implementation Fees

    No fees were billed for professional services rendered by ArthurAndersen LLP for financial information systems design and implementation services for the fiscal year ended June 30, 2001.

1
This report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

All Other Fees

    No other fees were billed for services rendered by Andersen LLP other than the services referred to above, for the fiscal year ended June 30, 2001.

    The Audit Committee is responsible for recommending independent public accountants for the Company, as well as acting on behalf of the Board of Directors in the oversight of all material aspects of the Company's reporting, internal control and audit functions. On June 9, 2000, the Company's Board of Directors adopted a written charter for the Audit Committee. A copy of that charter is attached as Annex A to this Proxy Statement. The Audit Committee comprises Messrs. Polite, DeDonato, Snyder and Berman, each of whom is "independent" under the AMEX listing standards, except for Mr. DeDonato who is the son-in-law of the Chairman of the Board, President and CEO of the Company. Mr. DeDonato is not an employee of the Company, nor does he receive any compensation from the corporation other than the normal compensation paid to directors of the corporation. During the fiscal year ended June 30, 2001, the Audit Committee held four meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

PERFORMANCE GRAPH

    The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on July 1, 1996 in each.(2)

PROPOSAL 2—RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends to the stockholders the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions

OTHER MATTERS

    As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting. However, the accompanying proxy contains discretionary authority on the persons named therein to vote on any other matter properly brought before the meeting or any adjournment thereof, the person or persons voting the proxies intend to vote them in accordance with their best judgment.

    This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended June 30, 2001, when it is delivered to stockholders.

    Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 2001 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 26, 2002. In addition, if the Company is not notified by September 9, 2002 of a proposal to be brought before the 2001 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

Annex A

ROTONICS MANUFACTURING INC.
AUDIT COMMITTEE CHARTER
June 9, 2000

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Rotonics Manufacturing Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below:

    Composition.  The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the American Stock Exchange ("AMEX"). The members of the Committee will be elected annually at the organizational meeting of the full Board held in December and will be listed in the Annual Report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

    Responsibility.  The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"), (ii) the system of internal controls that management has established, and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent auditors, financial management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent auditors is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's Financial Statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's business conduct guidelines.

    Authority.  Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

    Meetings.  The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Contents of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the Chief Financial Officer, independent auditors and internal audit at least once each year and at other times when considered appropriate.

    Attendance.  Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent auditors and internal audit be present at Committee meetings.

    Specific Duties.  In carry out its oversight responsibilities, the Committee will:

    1.  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable AMEX Audit Committee Requirements.

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    2.  Review with the Company's management, internal audit and independent auditors the Company's accounting and financial reporting controls. Obtain annually in writing from the independent auditors a communication as to whether any material weaknesses in the internal control structure were noted during their audit.

    3.  Review with the Company's management, internal audit and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its Financial Statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

    4.  Review the scope of internal audit's work plan for the year and receive a summary report of major findings by the Company's internal auditors and how management is addressing the conditions reported.

    5.  Review the scope and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

    6.  Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Committees.

    7.  Have a predetermined arrangement with the independent auditors that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly Financial Statements and that such notification as required under standards for communications with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

    8.  At the completion of the annual audit, review with management, internal audit and the independent auditors the following:

      (a) The annual Financial Statements and the related footnotes and financial information to be included in the Company's Annual Report to shareholders and on Form 10-K;

      (b) The results of the audit of the Financial Statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application;

      (c) Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's Financial Statements;

      (d) Other communications as required to be communicated by the independent auditors by Statement Of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments; and

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      (e) If deemed appropriate after such review and discussion, recommend to the Board that the Financial Statements be included in the Company's Annual Report on Form 10-K.

    9.  After preparation by management and review by internal audit and the independent auditors, approve the report required under SEC rules to be included in the Company's annual Proxy Statement. The Charter is to be published as an appendix to the Proxy Statement every three years.

    10. Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    11. Meet with management, internal audit and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

    12. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

    13. Review the appointment or replacement of the internal audit executive, if such position has been recommended by the Audit Committee and approved by the Board of Directors.

    14. Review with management, internal audit and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the Financial Statements.

    15. Generally as part of the review of the annual Financial Statements, receive an oral report, at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the Financial Statements.

    16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Committee related Rules of the AMEX, SAS and other accounting, legal and regulatory provisions.

    Adopted effective June 9, 2000

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ROTONICS MANUFACTURING INC.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held December 3, 2001

    The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at The Sheraton Los Angeles Harbor, 601 South Palos Verdes Street, San Pedro, California 90731 at 1:30 p.m. on December 3, 2001, and at any adjournments or postponements of such meeting, as follows:

      1.  To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

FOR all nominees listed below, except those whose names are handwritten on the line below.	WITHHOLD AUTHORITY to vote for all listed nominees.

    Sherman McKinniss, Larry DeDonato, David C. Polite, E. Paul Tonkovich, Larry L. Snyder, Robert E. Gawlik, Marc L. Berman and Jules Sandford. To withhold authority to vote for any of the above nominees, write the nominee's name below:

      2.  To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2002.

For	Against	Abstain

      3.  To transact such other business as properly may come before the meeting.

    The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.
Date: , 2001

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
Options Granted In Last Fiscal Year
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
THE BOARD OF DIRECTORS
AUDIT COMMITTEE
PERFORMANCE GRAPH
PROPOSAL 2—RATIFICATION OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
ROTONICS MANUFACTURING INC. AUDIT COMMITTEE CHARTER June 9, 2000
ROTONICS MANUFACTURING INC.